UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Station Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ANNUAL MEETING

MAY 18, 2005

March 29, 2005

DEAR FELLOW STOCKHOLDER:

The year 2004 was one of substantial accomplishment for Station Casinos, Inc. (the “Company”) by almost any measure. The Company posted record earnings and its stockholders enjoyed a substantial increase in the value of their investment. In fact, during 2004, the Company’s common stock increased $24.05 per share, a 79% increase in value, not including dividends. Even more impressively, from January 1, 2004 through the date of this letter, our common stock has increased $36.31 per share, a 119% increase in value, not including dividends.

Not only has the Company produced exceptional financial results, it is also an exceptional employer. In January 2005, FORTUNE Magazine named Station Casinos as one of the “100 Best Companies to Work For,” based on the policies and culture of the Company and the opinions of the Company’s employees.

Despite the Company’s exceptional record of financial performance and delivering value to stockholders, this year’s annual meeting may involve a proxy contest started by the Culinary Workers Local Union 226 and UNITE HERE (the “Union”). The Union, owner of 262 shares of common stock, will be seeking shareholder support for three non-binding stockholder proposals. Your Board of Directors is unanimously opposed to the Union’s efforts.

We believe that the Union’s motivation in waging the proxy contest is nothing more than a thinly-disguised pressure tactic to promote its own union organizing agenda. As you know, the Company’s workforce is non-union, despite the Union’s ongoing  efforts  to organize the Company. You also should  know that the Union itself admits in its proxy materials:

“Station Casinos has been one of the leading performers in the gaming industry.”

The Company’s position with respect to the Union dissidents will be more fully detailed in our proxy materials, which we are now preparing. Until our proxy materials reach you, do not return any card the Union dissidents may send to you.

We intend to communicate with you further and keep you informed of significant developments. On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

Frank J. Fertitta III
Chairman of the Board and
Chief Executive Officer

IMPORTANT

STOCKHOLDERS WITH QUESTIONS OR REQUIRING ASSISTANCE MAY
CALL D.F. KING & CO., INC., WHICH IS ASSISTING YOUR COMPANY,
TOLL-FREE AT 1-888-887-0082.

Please read our Preliminary Proxy Statement, which was filed with the Securities and Exchange Commission on March 28, 2005, and our Definitive Proxy Statement, when it becomes available, because they contain important information. You may obtain a copy of our Preliminary Proxy Statement and our Definitive Proxy Statement, when it becomes available, and other relevant documents for free at the Securities and Exchange Commission’s web site at www.sec.gov or at our web site at www.stationcasinos.com. The Company, its directors and its executive officers may be deemed to be soliciting proxies from the Company’s stockholders for the 2005 Annual Meeting of Stockholders. Information concerning such participants and their interests is available in the Company’s Preliminary Proxy Statement and will be available in the Company’s Definitive Proxy Statement.